INDEMNITY AMENDMENT

         THIS INDEMNITY AGREEMENT (this “Agreement”) dated as of ________________ is made by Advance Auto Parts, Inc., a Delaware corporation (the “Company”), and ______________ (the “Indemnitee”).

R E C I T A L S:

         A.      The Company recognizes that competent and experienced persons are increasingly reluctant to serve as directors of corporations unless thery are protected by comprehensive liability insurance or indemnification, or both, due to increased exposure to litigation costs and risks resulting from their service to such corporations, and due to the fact that the exposure frequently bears no reasonable relationship to the compensation of such directors.

         B.      The statutes and judicial decisions regarding the duties of directors are often difficult to apply, ambiguous, or conflicting, and therefore fail to provide such directors with adequate, reliable knowledge of legal risks to which they are exposed or information regarding the proper course of action to take.

         C.       The Company and the Indemnitee recognize that plaintiffs often seek damages in such large amounts and the costs of litigation may be so substantial (whether or not the case is meritorious), that the defense and/or settlement of such litigation is often beyond the personal resources of directors.

         D.       The Company believes that it is unfair for its directors to assume the risk of substantial judgments and other expenses which may occur in cases in which the director received no personal profit and in cases where such person acted in good faith.

         E.       Section 145 of the General Corporation Law of Delaware (“Section 145”), under which the Company is organized, empowers the Company to indemnify, among others, its directors by agreement and to indemnify persons who serve, at the request of the Company, as the directors of other corporations or enterprises, and expressly provides that the indemnification provided by Section 145 is not exclusive.

         F.       The Board of Directors of the Company has determined that contractual indemnification as set forth herein is not only reasonable and prudent but necessary to promote the best interests of the Company and its stockholders.

         G.       The Company desires and has requested the Indemnitee to serve or continue to serve as a director of the Company.

         H.       The Indemnitee only is willing to serve, or to continue to serve, as a director of the Company if the Indemnitee is furnished the indemnity provided for herein by the Company.

A G R E E M E N T:

         NOW THEREFORE, in consideration of the mutual convenants and agreements set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

         1.       Definitions.    For purposes of this Agreement, the following terms shall have the meanings set forth below:

                   (a)    “Agent” of the Company shall mean any person who: (i) is or was a director of the Company; or (ii) is or was serving at the request of, for the convenience of, or to represent the interest of the Company as a director of a Subsidiary of the Company or of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise.

                   (b)    “Expenses” shall mean all direct and indirect costs of any type or nature whatsoever including, without limitation, all attorney’s fees, fees of experts, witness fees, travel fees, and all related disbursements, or other out-of-pocket costs of the types customarily incurred in connection with prosecuting, defending or appealing, preparing to prosecute, defend or appeal investigations, being or preparing to be a witness in or otherwise participating in, a Preceeding or establishing or enforcing a right to indemnification under this Agreement, Section 145 or otherwise.

                   (c)    “Proceeding” shall mean any threatened, pending, or completed action, suit, arbitration, mediation hearing or other proceeding, whether civil, criminal, administrative, legislative, investigative or any other type whatsoever.

                   (d)    “Subsidiary” shall mean any corporation of which more than 50% of the outstanding voting securities are owned directly or indirectly by the Company.

         2.       Agreement to Serve.    The Indemnitee agrees to serve and/or continue to serve as an Agent for so long as the Indemnitee is duly appointed or elected and qualified in accordance with the applicable provisions of the bylaws of the Company or of any Subsidiary thereof, or until such time as the Indemnitee tenders his resignation in writing or is removed from his or her position in accordance with the bylaws of the Company or otherwise; provided, however, that nothing contained in this Agreement is intended to create any right to continued service with the Company or any other entity in any capacity.

         3.       Indemnification.

                   (a)    Indemnification in Third Party Proceedings.

                            (i)    Subject to Section 10 hereof, the Company shall indemnify the Indemnitee if the Indemnitee is a party to or threatened to be made a party to or otherwise involved in any Proceeding (other than a Proceeding by or in the name of the Company to procure a judgment in its favor) by reason of the fact that the Indemnitee is or was an Agent, or by reason of any act or inaction by Indemnitee in any such capacity (including, but not limited to, any written statement of the Indemnitee that (A) is required to be, and is, filed with the Securities and Exchange Commission (the “SEC”) regarding the adequacy of the Company’s internal controls or the accuracy of reports or statements filed by the Company with the SEC pursuant to federal laws and/or administrative regulations (each, a “Required Statement”) or (B) is made to another officer or employee of the Company to support a Required Statement), against any and all Expenses and liabilities of any type whatsoever (including, but not limited to, judgments, fines (including any excise taxes assessed with respect to any employee benefit plan), penalties and, subject to Section 10(d) hereof, amounts paid in settlement), actually and reasonably incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of such Proceeding, but only if the Indemnitee, subject to the presumption set forth in Section 3(c) hereof, acted in good faith and in a manner the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal Proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful.

                            (ii)    The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnitee did not act in good faith in a manner which the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe that the Indemnitee’s conduct was unlawful.

                   (b)    Indemnification in Derivative Actions.    Subject to Section 10 hereof, the Company shall indemnify the Indemnitee if the Indemnitee is a party to or threatened to be made a party to or otherwise involved in any Proceeding by or in the name of the Company to procure a judgment in its favor by reason of the fact that the Indemnitee is or was an Agent, or by reason of any act or inaction by the Indemnitee in any such capacity (including, but not limited to, any written statement of the Indemnitee that (i) is a Required Statement or (ii) is made to another officer or employee of the Company to support a Required Statement), against all Expenses actually and reasonably incurred by the Indemnitee in connection with the investigation, defense, settlement, or appeal of such Proceedings, but only if the Indemnitee, subject to the presumption set forth in Section 3(c) hereof, acted in good faith and in a manner the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company; provided, however, that no indemnification under this subsection (b) shall be made in respect of any claim, issue or matter as to which the Indemnitee shall have been finally adjudged to be liable to the Company by a court of competent jurisdiction, except and only to the extent that any court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper.

                   (c)    Conclusive Presumption Regarding Indemnitee Conduct.    With respect to Sections 3(a) and 3(b) hereof, the Indemnitee shall be conclusively presumed to have acted in good faith and in a manner Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal Proceeding, to have had no reasonable cause to believe Indemnitee’s conduct was unlawful, unless a determination is made that the Indemnitee has not acted in accordance with the standards set forth above (i) by the Board of Directors of the Company by a majority vote of a quorum thereof consisting of directors who were not parties to the Proceeding due to which a claim is made under this Agreement, (ii) by the stockholders of the Company by a majority vote of stockholders who were not parties to such a Proceeding, or (iii) in a written opinion of independent legal counsel, selection of whom has been approved by the Indemnitee in writing or by a panel of arbitrators, one of whom is selected by the Company, another of whom is selected by the Indemnitee and the last of whom is selected by the first two arbitrators so selected.

         4.       Indemnification of Expenses of Successful Party.    Notwithstanding any other provisions of this Agreement, to the extent that the Indemnitee has been successful on the merits or otherwise in defense of (a) any Proceeding referred to in Section 3(a) or 3(b) hereof or (b) any claim, issue or matter therein, including the dismissal of any action without prejudice, the Company shall indemnify the Indemnitee (to the maximum extent permitted by law) against all Expenses actually and reasonably incurred by the Indemnitee in connection with the investigation, defense or appeal of such Proceeding, or any claim, issue or matter therein.

         5.       Partial Indemnification.    If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any Expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, penalties or, subject to Section 10(d) hereof, amounts paid in settlement) actually and reasonably incurred by Indemnitee in the investigation, defense, settlement or appeal of a Proceeding but is not entitled, however, to indemnification for the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion thereof to which the Indemnitee is entitled.

         6.       Advancement of Expenses.    Subject to Section 10(b) hereof, the Company shall advance all reasonable Expenses of the Indemnitee in connection with the investigation, defense, settlement or appeal of any Proceeding to which the Indemnitee is a party or is threatened to be made a party by reason of the fact that the Indemnitee is or was an Agent. The Indemnitee hereby undertakes to repay such advanced Expenses only if, and to the extent that, it shall ultimately be determined by a final judgment or other final adjudication that the Indemnitee is not entitled to be indemnified by the Company as authorized by this Agreement. Each advance to be made hereunder shall be paid by the Company to or on behalf of the Indemnitee within 10 days following delivery of a written request therefor by the Indemnitee to the Company.

         7.       Notice and Other Indemnification Procedures.

                   (a)    Notification of Proceeding.     Promptly after receipt by the Indemnitee of notice of the commencement of or the threat of any Proceeding, the Indemnitee shall, if the Indemnitee believes that indemnification with respect thereto may be sought from the Company under this Agreement, notify the Company of the commencement or threat thereof.

                   (b)    Indemnification Payments.     Any indemnification payment pursuant to Section 3 hereof requested by the Indemnitee shall be made no later than 10 days after receipt of the written request of the Indemnitee, unless a good faith determination is made within said 10-day period in accordance with one of the methods set forth in Section 3(c) hereof that the Indemnitee is not or (subject to final judgment or other final adjudication as provided in Section 10(a) hereof) ultimately will not be entitled to indemnification hereunder.

                   (c)    Application for Enforcement.     Notwithstanding a determination under Section 3(c) hereof that the Indemnitee is not entitled to indemnification with respect to any specific Proceeding, the Indemnitee shall have the right to apply to any court of competent jurisdiction for the purpose of enforcing the Indemnitee’s right to indemnification pursuant to this Agreement. In such an enforcement Proceeding, the burden of proving by clear and convincing evidence that indemnification or advances are not appropriate shall be on the Company. Neither the failure of the Company (including its Board of Directors, stockholders, independent legal counsel or the panel of arbitrators) to have made a determination prior to the commencement of such enforcement Proceeding that the Indemnitee is entitled to indemnification hereunder, nor an actual determination by the Company (including its Board of Directors or independent legal counsel or the panel of arbitrators) that the Indemnitee is not entitled to indemnification hereunder, shall be a defense in the enforcement Proceeding or create any presumption that the Indemnitee is not entitled to indemnification hereunder.

                   (d)    Indemnification of Certain Expenses.     The Company shall indemnify the Indemnitee against all expenses incurred in connection with any enforcement Proceeding under this Section 7 unless the Company prevails by clear and convincing evidence in such enforcement Proceeding.

         8.       Assumption of Defense. In the event the Company shall be obligated to pay the Expenses of the Indemnitee in any Proceeding, the Company, if appropriate, shall be entitled to assume the defense of such Proceeding, with counsel reasonably acceptable to the Indemnitee, upon the delivery to the Indemnitee of written notice of its election to do so. After delivery of such notice, approval such counsel by the Indemnitee and the retention of such counsel by the Company, the Company shall not be liable to the Indemnitee under this Agreement for any fees of counsel subsequently incurred by the Indemnitee with respect to the same Proceeding, provided that (a) the Indemnitee shall have the right to employ separate counsel in such Proceeding at the Indemnitee’s own expense, and (b) if (i) the employment of separate counsel by the Indemnitee has been previously authorized in writing by the Company, (ii) the Indemnitee’s separate counsel delivers a written statement to the Company stating that such counsel has reasonably concluded that there may be an actual or potential conflict of interest or actual or potential separate or different defenses between the Company and the Indemnitee in the conduct of any such defense or (iii) the Company shall not, in fact, have employed counsel to assume the defense of such Proceeding within a reasonable time, then in any such event the reasonable fees and expenses of the Indemnitee’s counsel shall be paid by the Company.

         9.       Insurance. The Company may, but is not obligated to, obtain directors’ and officers’ liability insurance (“D&O Insurance”) on behalf of the Indemnitee against any liability which may be asserted against or incurred by the Indemnitee as an Agent, whether or not the Company would have the power to indemnify the Indemnitee hereunder. Notwithstanding any other provision of this Agreement, the Company shall not be obligated to indemnify the Indemnitee for Expenses, judgments, fines or penalties which have been paid directly to the Indemnitee by D&O Insurance. If the Company has D&O Insurance in effect at the time the Company receives from the Indemnitee any notice of the commencement or threat of a Proceeding, the Company shall give prompt notice of the commencement or threat of such Proceeding to the insurers in accordance with the procedures set forth in the D&O Insurance policy. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policy.

         10.       Exceptions.

                   (a)    Certain Matters.     Any provision herein to the contrary notwithstanding, the Company shall not be obligated to indemnify the Indemnitee pursuant to the terms of this Agreement, and Indemnitee hereby undertakes to repay any advanced Expenses, on account of any Proceeding with respect to (i) remuneration paid to the Indemnitee if it is determined by final judgment or other final adjudication that such remuneration was in violation of law; (ii) which final judgment is rendered against the Indemnitee for an accounting of profits made from the purchase or sale by the Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of any federal, state or local statute; or (iii) which (but only to the extent that) it is determined by final judgment or other final adjudication that the Indemnitee’s conduct was in bad faith, knowingly fraudulent or deliberately dishonest. For purposes of the forgoing sentence, a final judgment or other final adjudication may be reached in either the underlying Proceeding or action in connection with which indemnification is sought or in a separate Proceeding or action to establish rights and liabilities under this Agreement.

                   (b)    Securities Act Liabilities.     Any provision herein to the contrary notwithstanding, the Company shall not be obligated to indemnify the Indemnitee or otherwise act pursuant to the terms hereof in violation of any undertaking appearing in, and required by the rules and regulations promulgated in the Securities Act of 1933, as amended (the “Act”), any registration statement filed with the SEC under the Act. The Indemnitee acknowledges that paragraph (h) of Item 512 of Regulation S-K promulgated under the Act requires the Company to undertake in connection with any registration statement filed under the Act to submit the issue of the enforceability of the Indemnitee’s rights under this Agreement in connection with any liability under the Act on public policy grounds to a court of appropriate jurisdiction and to be governed by any final adjudication of such issue. The Indemnitee specifically agrees that any such undertaking shall supersede the provisions of this Agreement and to be bound by any such undertaking.

                   (c)    Claims Initiated by the Indemnitee.     Any provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement to indemnify the Indemnitee or advance Expenses to the Indemnitee with respect to Proceedings or claims initiated or brought voluntarily by the Indemnitee and not by way of defense, except with respect to Proceedings brought to establish or enforce a right to indemnification under this Agreement as contemplated by Section 7(c) or any other statute or law or otherwise as required under Section 145, but such indemnification or advancement of Expenses may be provided by the Company in specific cases if the Board of Directors of the Company find it to be appropriate.

                   (d)    Unauthorized Settlements.     Any provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of a Proceeding effected without the Company’s prior written consent. Neither the Company nor the Indemnitee shall unreasonably withhold consent to any proposed settlement; provided, however, that the Company may in any event decline to consent to (or to otherwise admit or agree to any liability for indemnification hereunder in respect of) any proposed settlement if the Company determines in good faith (pursuant to Section 3(c) hereof) that the Indemnitee is not or ultimately will not be entitled to indemnification hereunder.

         11.       Nonexclusivity. The provisions for indemnification and advancement of Expenses set forth in this Agreement shall not be deemed exclusive of any other rights which the Indemnitee may have as a result of any provision of law, the Company’s certificate of incorporation or bylaws, the vote of the Company’s stockholders or disinterested directors, and the Indemnitee’s rights hereunder shall continue after the Indemnitee has ceased acting as an Agent and shall inure to the benefit of the heirs, executors and administrators of the Indemnitee. Any provision herein to the contrary notwithstanding, the Company may provide, in specific cases, the Indemnitee with indemnification of any Expenses if the Board of Directors of the Company determines that such indemnification is appropriate.

         12.       Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who, at the request and expense of the Company, shall execute all papers required and shall do everything that may be reasonably necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

         13.       Interpretation of Agreement. It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to the Indemnitee to the fullest extent now or hereafter permitted by law.

         14.       Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (a) the validity, legality and enforceability of the remaining provisions of the Agreement (including without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable and to give effect to Section 13 hereof.

         15.       Modification and Waiver. No supplement, modification, amendment or waiver of this Agreement shall be binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver. The indemnification rights afforded to the Indemnitee hereby are contract rights and may not be diminished, eliminated or otherwise affected by amendments to the certificate of incorporation or bylaws of the Company or by other agreements.

         16.       Successors and Assigns. The terms of this Agreement (including without limitation the Indemnitee’s rights that continue after ceasing to act as an Agent pursuant to Section 11 hereof) shall bind, and shall inure to the benefit of, the successors of the parties hereto, and the assigns of the Company.

         17.       Notice. Except as otherwise provided herein, any notice or demand which, by the provisions hereof, is required or which may be given to or served upon the parties hereto shall be in writing and, if by telegram, telecopy or telex, shall be deemed to have been validly served, given or delivered when sent, if by personal delivery, shall be deemed to have been validly served, given or delivered upon actual delivery and, if mailed, shall be deemed to have been validly served, given or delivered three business days after deposit in the United States mails, as registered or certified mail, with proper postage prepaid and addressed to the party or parties to be notified at the addresses set forth on the signature page of this Agreement (or such other address(es) as a party may designate for itself by like notice).

         18.       Governing Law. This Agreement shall be governed exclusively by and construed according to the laws of the State of Delaware, as applied to contracts between Delaware residents entered into and to be performed entirely within Delaware.

         19.       Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, written and oral, between the parties with respect to the subject matter of this Agreement.

                 IN WITNESS WHEREOF, the parties hereto have entered into this Agreement effective as of the date first above written.

THE “COMPANY”:

Advance Auto Parts, Inc.
a Delaware corporation

By:_____________________________
Name:________________________
Title:_________________________
Address: 5673 Airport Road
Roanoke, Virginia 24012

THE “INDEMNITEE”:

_______________________________
Signature of the Indemnitee

_______________________________
Print of Type Name of the Indemnitee

Address:________________________
_______________________________
_______________________________

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